UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

Cephalon, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19119	23-2484489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Moores Road Frazer, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 344-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders of Cephalon, Inc. (the “Company”) held on July 14, 2011 (the “Special Meeting”), the Company’s stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated May 1, 2011 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Teva Pharmaceutical Industries Ltd., an Israeli corporation (“Parent”), and Copper Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into the Company, with the Company surviving as an indirect wholly-owned subsidiary of Parent. Because the holders of a majority of the outstanding shares approved the proposal to adopt the Merger Agreement, Proposal No. 2, entitled “Approval of the Adjournment of the Special Meeting to a Later Date,” was tabled.  The holders of a majority of the shares present or represented at the Special Meeting by proxy and entitled to vote approved the non-binding proposal regarding certain merger-related executive compensation arrangements.

Each proposal is described in detail in the proxy statement dated June 14, 2011 and first mailed to the Company’s stockholders on June 14, 2011.  The proposals were approved by the Company’s stockholders at the Special Meeting.  Stockholders owning a total of 60,616,589 shares voted at the Special Meeting, representing approximately 78% of the shares of the Company’s common stock outstanding as of the record date for the Special Meeting. A summary of the voting results for each proposal is set forth below:

Proposal to Adopt the Merger Agreement:

FOR	AGAINST	ABSTAIN
60,565,945	32,446	18,198

Proposal to Adjourn the Special Meeting:

Proposal to adopt the Merger Agreement was approved and this proposal was tabled.

Non-Binding Proposal to Adopt Certain Merger-Related Executive Compensation Arrangements:

FOR	AGAINST	ABSTAIN
52,979,933	6,176,229	1,460,427

Item 8.01   Other Events

On July 14, 2011, the Company issued a press release announcing that the majority of its shares have been voted to approve the proposed Merger Agreement.   A press release is furnished as Exhibit 99.1 to this report and is incorporated herein.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release of Cephalon, Inc. dated July 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: July 14, 2011	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of Cephalon, Inc. dated July 14, 2011